Exhibit 21

                              LIST OF SUBSIDIARIES

The following is a listing of subsidiaries 100% owned by Seneca Foods Corporation, directly or indirectly:

    Name                                                         State
    ----                                                         -----
    Marion Foods, Inc.                                          New York
    Seneca Foods International, Ltd.                            New York
    Seneca Foods Corporation Argentina S.A.                     Argentina